SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-K


                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   October 19, 1995

Commission          Registrant, State of Incorporation,       I.R.S. Employer
File Number         Address and Telephone Number              Identification No.


0-340               West Texas Utilities Company                 75-0646790
                    (A Texas Corporation)
                    301 Cypress Street
                    Abilene, TX 79601-5820
                    (915) 674-7000









ITEM 5. OTHER EVENTS

UNAUDITED FINANCIAL INFORMATION IN CONNECTION WITH A WEST
TEXAS UTILITIES COMPANY DEBT OFFERING



SELECTED FINANCIAL INFORMATION (UNAUDITED)
(thousands)

                             Three Months         Twelve Months
                                Ended                Ended
                             September 30,        September 30,
                            1995      1994            1995

Operating Revenues        $87,178   $109,348        $312,456
Operating Income           30,432     27,987          58,829
Net Income                 24,021     23,271          38,537
Net Income for
  Common Stock             23,955     23,187          38,273

Net Utility Plant                                    673,280


CAPITALIZATION (UNAUDITED)
(thousands, except percentages)

                            September 30,
                                1995

Common Equity             $280,936     52.3%
Preferred Stock              6,291      1.2%
Long-term Debt (1)         249,518     46.5%
                          $536,745    100.0%

(1) Does not include $0.7 million of long-term debt due within 12 months.

                           Page 2


RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED)
(thousands, except ratios)

                                   Twelve Months Ended
                                      September 30,
                                          1995

Operating Income                         $58,829

Adjustments:
  Federal income taxes                     3,602
  Provision for deferred Federal
    income taxes                           4,344
  Deferred investment tax credits         (1,321)
  Other income and deductions              2,834
  Allowance for borrowed and equity
    funds used during construction           973
Earnings                                 $69,261

Fixed Charges:
  Interest on long-term debt             $20,110
  Other interest                           3,989
Fixed Charges                            $24,099

Ratio of Earnings to Fixed Charges          2.87


                           Page 3



SIGNATURE


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    WEST TEXAS UTILITIES COMPANY



Date:  October 19, 1995


                    By: /s/ R. Russell Davis
                            R. Russell Davis
                               Controller






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